Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-29847) pertaining to the Wal-Mart Stores, Inc. 401(k) Retirement Savings Plan of our report dated June 30, 2000, with respect to the financial statements and schedule of the Wal-Mart Stores, Inc. 401(k) Retirement Savings Plan included in the Annual Report (Form 11-K) for the year ended January 31, 2000.

                                                                                      & /s/ Ernst & Young LLP
                                                                                     &nbs  ;      Ernst & Young LLP

Tulsa, Oklahoma
July 25, 2000